                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION

                                    as Lender

                                       and

                             PARTY CITY CORPORATION

                                   as Borrower




                             Dated: January 14, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS........................................................1

SECTION 2.  CREDIT FACILITIES.................................................17
     2.1. Loans...............................................................17
     2.2. Letter of Credit Accommodations.....................................19
     2.3. Availability Reserves...............................................21

SECTION 3.  INTEREST AND FEES.................................................22
     3.1. Interest............................................................22
     3.2. Closing Fee.........................................................23
     3.3. Servicing Fee.......................................................23
     3.4. Unused Line Fee.....................................................23
     3.5. Changes in Laws and Increased Costs of Loans........................23

SECTION 4.  CONDITIONS PRECEDENT..............................................24
     4.1. Conditions Precedent to Initial Loans and Letter of Credit
          Accommodations......................................................24
     4.2. Conditions Precedent to All Loans and Letter of Credit
          Accommodations......................................................27

SECTION 5.  SECURITY INTEREST.................................................28

SECTION 6.  COLLECTION AND ADMINISTRATION.....................................29
     6.1. Borrower's Loan Account.............................................29
     6.2. Statements..........................................................29
     6.3. Collection of Accounts..............................................29
     6.4. Payments............................................................31
     6.5. Authorization to Make Loans.........................................32
     6.6. Use of Proceeds.....................................................32

SECTION 7.  COLLATERAL REPORTING AND COVENANTS................................32
     7.1. Collateral Reporting................................................32
     7.2. Accounts Covenants..................................................33
     7.3. Inventory Covenants.................................................34
     7.4. Equipment Covenants.................................................35
     7.5. Power of Attorney...................................................35
     7.6. Right to Cure.......................................................36
     7.7. Access to Premises..................................................36

SECTION 8.  REPRESENTATIONS AND WARRANTIES....................................36
     8.1. Corporate Existence, Power and Authority; Subsidiaries..............37
     8.2. Financial Statements; No Material Adverse Change....................37
     8.3. Chief Executive Office; Collateral Locations........................37
     8.4. Priority of Liens; Title to Properties..............................38


                                      (i)

     8.5. Tax Returns.........................................................38
     8.6. Litigation..........................................................38
     8.7. Compliance with Other Agreements and Applicable Laws................39
     8.8. Environmental Compliance............................................39
     8.9. Credit Card Agreements..............................................40
     8.10. Employee Benefits..................................................41
     8.11. Bank Accounts......................................................41
     8.12. Accuracy and Completeness of Information...........................41
     8.13. Year 2000 Compliance...............................................42
     8.14. Old Payables.......................................................42
     8.15. Trade Notes........................................................42
     8.16. Survival of Warranties; Cumulative.................................42

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS................................42
     9.1. Maintenance of Existence............................................42
     9.2. New Collateral Locations............................................42
     9.3. Compliance with Laws, Regulations, Etc..............................43
     9.4. Payment of Taxes and Claims.........................................44
     9.5. Insurance...........................................................45
     9.6. Financial Statements and Other Information..........................45
     9.7. Sale of Assets, Consolidation, Merger, Dissolution, Etc.............46
     9.8. Encumbrances........................................................48
     9.9. Indebtedness........................................................50
     9.10. Loans, Investments, Guarantees, Etc................................52
     9.11. Dividends and Redemptions..........................................53
     9.12. Transactions with Affiliates.......................................54
     9.13. Credit Card Agreements.............................................54
     9.14. Adjusted Net Worth.................................................54
     9.15. Compliance with ERISA..............................................55
     9.16. Additional Bank Accounts...........................................55
     9.17. Year 2000 Compliance...............................................55
     9.18. Changes in Business................................................55
     9.19. Costs and Expenses.................................................55
     9.20. Further Assurances.................................................56
     9.21. Old Payables.......................................................56
     9.22. Minimum EBITDA.....................................................57
     9.23. Departments........................................................57
     9.24. Vendors............................................................57

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES...................................57
     10.1. Events of Default..................................................57
     10.2. Remedies...........................................................59

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS  AND CONSENTS; GOVERNING........61
     11.1. Governing Law; Choice of Forum; Service of Process; Jury Trial
           Waiver.............................................................61


                                      (ii)

     11.2. Waiver of Notices..................................................62
     11.3. Amendments and Waivers.............................................62
     11.4. Waiver of Counterclaims............................................62
     11.5. Indemnification....................................................62

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS.................................63
     12.1. Term...............................................................63
     12.2. Notices............................................................64
     12.3. Partial Invalidity.................................................64
     12.4. Successors.........................................................64
     12.5. Entire Agreement...................................................65


                                     (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES
                             ----------------------

                  Exhibit A        Information Certificate
                  Exhibit 1.43     Franchise Agreement
                  Schedule 1.21    Departments
                  Schedule 1.39    Existing Lenders
                  Schedule 1.44    Franchise Locations
                  Schedule 1.68    Off-Site Storage Locations
                  Schedule 1.69    Old Payables
                  Schedule 6.3     Bank Accounts
                  Schedule 8.4     Existing Liens
                  Schedule 8.5     Tax Returns
                  Schedule 8.7     Permits
                  Schedule 8.8     Environmental Matters
                  Schedule 8.9     Credit Card Agreements
                  Schedule 8.15    Trade Notes
                  Schedule 9.9     Existing Indebtedness
                  Schedule 9.10    Loans, Investments, Guarantees


                                      (iv)

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     This Loan and Security Agreement dated January 14, 2000 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and Party City Corporation, a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

     WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS
           -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1. "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance, and including, without limitation, Credit Card Receivables.

     1.2. "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing the Eurodollar Rate for such Interest Period by a percentage equal to:
(i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.3. "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: the aggregate net book value of all assets of such Person and its subsidiaries (in each case, exclusive of goodwill), calculating the book value of inventory for this purpose principally on a weighted average cost basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals).

     1.4. "Applicable Calendar Period Advance Rate Percentage" shall mean for purposes of Section 2.1(a) hereof, the advance rate percentage indicated with respect to each category of Eligible Inventory for the corresponding calendar period set forth below:

-------------------------------- ------------------- -------------------- --------------------- ------------------------
                                   Jan. 1 through     May 1 through and   Sept. 1 through and     Nov. 1 through and
     Category of Eligible          and including          including            including               including
           Inventory                  April 30             Aug. 31              Oct. 31                 Dec. 31
-------------------------------- ------------------- -------------------- --------------------- ------------------------
Eligible Everyday Inventory             65%                  60%                  75%                     65%
-------------------------------- ------------------- -------------------- --------------------- ------------------------

Eligible Fall/Winter Inventory          15%                  10%                  45%                     65%
-------------------------------- ------------------- -------------------- --------------------- ------------------------

Eligible Spring/Summer                  50%                  50%                  20%                     25%
Inventory
-------------------------------- ------------------- -------------------- --------------------- ------------------------
                                                     90%(commencing          90%(commencing
Eligible New Halloween                  N/A          Aug. 1 through and   Sept. 1 through and   treated as Eligible
Inventory                                            including Aug. 31)    including Oct. 30)   Packaway Halloween
                                                                                                Inventory commencing
                                                                                                Oct.  31
-------------------------------- ------------------- -------------------- --------------------- ------------------------

Eligible Packaway Halloween             15%                  30%             30%(commencing        15%(from Oct. 31
Inventory                                                                 Sept. 1 through and      through Dec. 31)
                                                                           including Oct. 30)
-------------------------------- ------------------- -------------------- --------------------- ------------------------

     1.5. "Availability Reserves" shall have the meaning set forth in Section
2.3 hereof.

     1.6. "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.7. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.8. "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.9. "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US$250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than US$250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

     1.10. "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; or (e) failure of Borrower to own one hundred (100%) percent of the voting power of the total outstanding voting stock of Party City Michigan.

     1.11. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.12. "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.13. "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

     1.14. "Company-Owned Stores" shall mean the stores operated by the Borrower directly pursuant to leasehold rights to a particular location and which are not Franchise Locations. All Company-Owned Stores are described in the Information Certificate.

     1.15. "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined on a weighted average cost basis in accordance with GAAP consistent with current practices of Borrower in effect on the date hereof.

     1.16. "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.17. "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.9 hereto.

     1.18. "Credit Card Issuer" shall mean any person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

     1.19. "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

     1.20. "Credit Card Receivables" shall mean collectively, all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and all present and future rights of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card redit Card Agreements or otherwise.

     1.21. "Department" shall mean each "Department" used by Borrower to identify and classify categories of Eligible Inventory.

     1.22. "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, non-cash interest and deferred compensation) for such period (to the extent deducted in the computation of Net Income), all in accordance with GAAP, plus (c) the Interest Expense for such period (to the extent deducted in the computation of Net Income), plus (d) charges for Federal, State, district, municipal, local and foreign income taxes for such period (to the extent deducted in the computation of Net Income), plus (e) restructuring costs including related professional fees for the period from March 1, 1999 to January 1, 2000 (which amount shall not exceed $12,000,000) and for the period from January 2, 2000 to June 30, 2000 (which amount shall not exceed $1,500,000).

     1.23. "Eligible Current Season Inventory" shall mean (i) Eligible Everyday Inventory, at all times throughout the calendar year, (ii) Eligible Spring/Summer Inventory from January 1 through and including August 31 of each calendar year, (iii) Eligible Fall/Winter Inventory from September 1 through and including December 31 of each calendar year, and (iv) Eligible New Halloween Inventory and Eligible Packaway Halloween Inventory from August 1 through and including October 30 of each calendar year.

     1.24. "Eligible Everyday Inventory" shall mean Inventory of Borrower which is otherwise Eligible Inventory consisting of products that the Borrower stocks and sells on a daily basis throughout each calendar year, which Inventory is recorded in Departments 1 through and including 16, 33 and 37 on Borrower's books and Records.

     1.25. "Eligible Fall/Winter Inventory" shall mean Inventory of Borrower which is otherwise Eligible Inventory consisting of products Borrower stocks for specific holidays and events which occur during the Fall and Winter seasons, which Inventory is recorded in Departments 18, 28, 29, 30, 31, and 32 on Borrower's books and Records, including, without limitation, Inventory of Borrower stocked for the following holidays and events: Thanksgiving, Chanukah, Christmas, New Year's, Kwanzaa, and Football/Superbowl, but excluding all Halloween Inventory.

     1.26. "Eligible Halloween Inventory" shall mean Inventory of the Borrower which is otherwise Eligible Inventory consisting of products Borrower stocks for Halloween which Inventory is recorded in Departments 26 and 27 on Borrower's books and Records.

     1.27. "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower that are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include(a) packaging and shipping materials; (b) supplies used or consumed in Borrower's business; (c) Inventory at premises other than those owned and controlled by Borrower, except for (i) Inventory at Company Owned Stores of Borrower which are leased by it if either (A) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and lessor of such premises or (B) if Lender has not received such Collateral Access Agreement, then Lender may, at its option, establish an Availability Reserve in respect of (i) any amounts which are past due owing to the owner and lessor of such retail store location (without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise) and (ii) any rental payments and other amounts which will be due and owing to the owner and lessor of such retail store location in respect of the immediately succeeding month, and (ii) Inventory at Off-Site Storage Locations or other locations of Borrower which are leased by it, if either (A) Lender shall have received a Collateral Access Agreement from the owner and lessor of such Off-Site Storage Location or other premises in form and substance satisfactory to Lender or (B) if Lender has not received such Collateral Access Agreement, then Lender may, at its option, establish an Availability Reserve in respect of (i) any amounts which are past due owing to the owner and lessor of such Off-Site Storage location (without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise,) and (ii) any rental payments and other amounts which will be due and owing to the owner and lessor of such Off-Site Storage location in respect of the immediately succeeding month; (d) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (e) bill and hold goods; (f) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (g) damaged and/or defective Inventory (h) returned Inventory that is not held for resale; (i) Inventory to be returned to vendors; (j) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered;
(k) samples, (l) Inventory purchased or sold on consignment, and (m) Inventory not saleable by Borrower in the ordinary course. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.28. "Eligible New Halloween Inventory" shall mean Eligible Halloween Inventory purchased by Borrower during the period commencing August 1 through and including October 30 of each calendar year.

     1.29. "Eligible Out of Season Inventory" shall mean (i) Eligible Fall/Winter Inventory from January 1 through and including August 31 of each calendar year, (ii) Eligible Spring/Summer Inventory from September 1 through and including December 31 of each calendar year, and (iii) Eligible Packaway Halloween Inventory from October 30 of one calendar year through and including July 31 of the immediately succeeding calendar year.

     1.30. "Eligible Packaway Halloween Inventory" is all Eligible Halloween Inventory unsold on November 1 of each calendar year which will be packed away and stored by Borrower until next year's Halloween season.

     1.31. "Eligible Spring/Summer Inventory" shall mean Inventory of Borrower which is otherwise Eligible Inventory consisting of products Borrower stocks for specific holidays and events which occur during the Spring and Summer seasons of each calendar year, which Inventory is recorded in Departments 19, 20, 21, 22, 23, 24, 25, 34, 35, and 36 on Borrower's books and Records; including, without limitation, Inventory of Borrower stocked for the following holidays and events:
Valentine's Day, St. Patrick's Day, Presidents' Day, Easter, Passover, communion and confirmation, graduation, Fourth of July, Summer-Luau, Mother's/Father's Day and Specialty/Regional.

     1.32. "Environmental Laws" shall mean all applicable foreign, Federal, State and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of

1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of any Hazardous Materials.

     1.33. "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.34. "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.35. "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.36. "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

     1.37. "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.38. "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans which would be available to Borrower as of such time based on the applicable lending formulas multiplied by the Value of Eligible Inventory, as determined by Lender, and subject to the applicable sublimits and Availability Reserves at such time established by Lender, and (ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than thirty (30) days past due as of such time (exclusive of Old Payables for the period commencing on the date hereof through and including October 14, 2000), plus (iii) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than thirty (30) days past due as of such time, but not yet sent; provided, that, for purposes of determining Excess Availability in respect of compliance with
Section 9.9(d)(iv)(A) and Section 9.9(e)(iv)(A) only, the amount in clause (a) above shall be increased by the amount of cash or Cash Equivalents of Borrower subject to the first priority perfected pledge and security interest of Lender.

     1.39. "Existing Lenders" shall mean lenders to Borrower listed on Schedule
1.39 hereto (and including PNC Bank, National Association, as Agent for such lenders).

     1.40. "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.41. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.42. "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.43. "Franchise Agreements" shall mean the agreements between Borrower and the Franchisees pursuant to which Franchisees operate "Party City" stores at the Franchise Locations, the current form of which is annexed hereto as Exhibit 1.43.

     1.44. "Franchise Locations" shall mean the locations at which Franchisees operate on a given date "Party City" stores pursuant to an effective Franchise Agreement; all current Franchise Locations (including address and size) are described on Schedule 1.44.

     1.45. "Franchise Note Agreements" shall mean, collectively Borrower's 14.0% Senior Secured Notes, dated the date hereof, made by Borrower in favor of each of the Franchise Noteholders (collectively, the "E Notes"), the Investment Agreements (exclusive of the A Notes, B Notes, C Notes and D Notes) and all agreements, documents and instruments at any time executed and/or delivered by Borrower, any of Obligors or any other person with, to or in favor of Franchise Noteholders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.46. "Franchise Noteholders" shall mean, collectively, Special Value Bond Fund, LLC, Goldman Sachs Credit Partners, L.P. and Enhanced Retail Funding, LLC and their respective successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Indebtedness owing to Franchise Noteholders in respect of the E Notes or is otherwise party to the Franchise Note Agreements).

     1.47. "Franchise Royalties" shall mean all payments due to be made to the Borrower from Franchisees, including without limitation, those pursuant to Franchise Agreements and other payments, charges, contributions and assessments but excluding funds paid or held in trust or escrow as or into the Borrower's "ad fund" (as such term is defined in the Franchise Agreements).

     1.48. "Franchises" and "Franchisees" shall mean, respectively, (i) the franchises of "Party City" stores and the business operations of those stores, and (ii) the Persons who operate such stores pursuant to an effective Franchise Agreement with Borrower as franchisor.

     1.49. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.50. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.51. "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

     1.52. "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.53. "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

     1.54. "Interest Expense" shall mean, for any period, as to any Person, all of the following as determined in accordance with GAAP: (a) total interest expense, paid in cash during such period (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit (but excluding amortization of discount and amortization of deferred financing fees paid in cash in connection with the transactions contemplated hereby, interest paid in property other than cash and any other interest expense not paid in cash), minus (b) any net payments received during such period as interest income received in respect of its investments in cash.

     1.55. "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.56. "Interest Rate" shall mean:

          (a) subject to clauses (b) and (c) below, as to Prime Rate Loans, a rate of three-quarters (3/4%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect two
(2) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any Eurodollar Rate previously quoted to Borrower); provided, that;

          (b) the Interest Rate applicable to Eurodollar Rate Loans shall be reduced, by one-quarter (1/4%) percent, effective as of the first day of each month after each of the following conditions is satisfied as determined by
Lender: (i) the Pre-Tax Income of Borrower and its

Subsidiaries calculated on a consolidated basis, for the fiscal year ending June 30, 2001 and for any fiscal year thereafter, as set forth in the audited consolidated financial statements of Borrower and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 9.6 hereof, shall equal or exceed $3,000,000, (ii) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred, and be continuing, and (iii) the Excess Availability of Borrower for each of the immediately preceding thirty (30) consecutive days prior to the date of such determination shall have been not less than $20,000,000, and as of the date of any such reduction and after giving effect thereto, the Excess Availability of Borrower shall be not less than $20,000,000; provided, that, in the event that the Interest Rate applicable to Eurodollar Rate Loans is reduced as provided in this clause (b), if in any subsequent fiscal year thereafter the condition set forth in clause (b)(i) is not satisfied, effective as of the first day of the month after the receipt by Lender of the audited consolidated financial statements of Borrower and its Subsidiaries for such fiscal year, the Interest Rate shall increase to the rate set forth in clause (a) above; and, provided, that, the lowest Interest Rate applicable to Eurodollar Rate Loans, after giving effect to this clause (b), shall be a rate of two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any Eurodollar Rate previously quoted to Borrower), and


          (c) notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and one-quarter (2 1/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(i) either (A) for the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against a Borrower) or (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (ii) on the Loans to any Borrower at any time outstanding in excess of the amounts available to such Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     1.57. "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.58. "Investment Agreements" shall mean, collectively, (a) the Securities Purchase Agreement dated as of August 16, 1999 by and among Borrower and the Investors, as amended by First Amendment to Securities Purchase Agreement, dated the date hereof, by and among Borrower, each Franchise Noteholder and each Investor, (b) Borrower's $10,000,000 of 12.5% Secured Notes due 2000 ("A Notes"), Borrower's $5,000,000 of 13.0% Secured Notes due 2003 ("B Notes"), Borrower's $5,000,000 of 13.0% Secured Notes due 2002 ("C Notes") and Borrower's $10,000,000 of 14.0% Secured Notes due 2004 ("D Notes"), and (c) all other agreements, documents and instruments at any time executed and/or delivered by Borrower, any of Obligors or any other person with, to or in favor of Investors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; the Investment Agreements do not include the E Notes.

     1.59. "Investors" shall mean Special Value Bond Fund, LLC, TCO/Party City, LLC, Enhanced Retail Funding, LLC, Clyde Street Investment, LLC, Richmond Associates, Goldman Sachs Credit Partners, L.P., and each of their respective successors and assigns.

     1.60. "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

     1.61. "Loans" shall mean collectively, the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.62. "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower and its Subsidiaries, taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrower or any Obligor to repay the Obligations or of Borrower or any Obligor to perform its Obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

     1.63. "Maximum Credit" shall mean $40,000,000.

     1.64. "Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, (i) net income excludes (A) any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, (B) any loss in connection with the writeoff of goodwill and (C) any net income realized as a result of changes in accounting principles or the application thereof to such Person and
(ii) net income shall not be reduced by any interest expense not paid in cash.

     1.65. "Net Recovery Cost Percentage" shall mean the fraction, expressed as a percentage, the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and the denominator of which is the original Cost of the aggregate amount of the Inventory subject to such appraisal.

     1.66. "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.67. "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.68. "Off-Site Storage Locations" shall mean the locations listed on
Schedule 1.68 at which all of the tangible property (including Inventory) of Borrower and its Subsidiaries is kept, other than inventory stored at Company-Owned Store locations. Schedule 1.68 includes the addresses (including county) of such locations, the owner or lessor thereof, the monthly rent payable under the applicable leases, and the Company-Owned Store(s) whose inventory are stored at such location. Schedule 1.68 also includes a listing of certain trailers and containers located at Company-Owned Store locations which contain inventory, but these trailers and containers shall not be deemed to be Off-Site Storage locations for purposes of this Agreement.

     1.69. "Old Payables" shall mean all trade payables of Borrower which were outstanding and unpaid on May 1, 1999 and which are still outstanding as of the date hereof; such Old Payables are listed on Schedule 1.69 annexed hereto and made a part hereof.

     1.70. "Party City Michigan" shall mean Party City of Michigan, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Borrower and its successors and assigns.

     1.71. "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.72. "Permits" shall have the meaning set forth in Section 8.7 hereof.

     1.73. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.74. "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) has made contributions at any time during the immediately preceding six (6) plan years.

     1.75. "Pre-Tax Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or one-time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income
(loss) for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, provided, that, the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to Borrower or a wholly-owned Subsidiary of such person; the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to Borrower or to any other wholly-owned Subsidiary of Borrower is not at the time permitted by operation of the terms of its charter or any agreement (other than under this Agreement), instrument, judgment, decree, order, statute, rule or government regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes (a) any gain (but not loss), together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), or of any Capital Stock of such Person or a Subsidiary of such Person, (b) any loss in connection with the writeoff of goodwill and (c) any net income realized as a result of changes in accounting principles or the application thereof to such Person.

     1.76. "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.77. "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     1.78. "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

     1.79. "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

     1.80. "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower in respect of the sale or other disposition by Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower or Guarantor in connection with any Account; and (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the liens of employees on which Borrower is beneficiary).

     1.81. "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.82. "Reference Bank" shall mean First Union National Bank or such other bank as Lender may designate from time to time.

     1.83. "Renewal Date" shall have the meaning set forth in Section 12.1 hereof.

     1.84. "Value" shall mean, with respect to Inventory, the lower of Cost or market value.

     1.85. "Vendor Forbearance Agreement" shall mean the Vendor Forbearance Agreement and Standstill Agreement dated August 16, 1999 by and among Borrower and each of Borrower's vendors signatory thereto together with the First Amendment to Vendor Forbearance and Standstill Agreement dated November 24, 1999 as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.86. "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder hereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES
           -----------------

     2.1. Loans.

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to:

          (i) the lesser of:

               (A) the sum of:

                    (i) the Value of Eligible Everyday Inventory multiplied by the corresponding Applicable Calendar Period Advance Rate Percentage for such Eligible Everyday Inventory;

                    (ii) the Value of Eligible Fall/Winter Inventory multiplied by the corresponding Applicable Calendar Period Advance Rate Percentage for such Eligible Fall/Winter Inventory;

                    (iii) the Value of Eligible Spring/Summer Inventory
                         multiplied by the corresponding Applicable Calendar Period Advance Rate Percentage for such Eligible Spring/Summer Inventory;

                    (iv) the Value of New Eligible Halloween Inventory
                         multiplied by the corresponding Applicable Calendar Period Advance Rate Percentage for such New Eligible Halloween Inventory; and

                    (v) the Value of Eligible Packaway Halloween Inventory multiplied by the corresponding Applicable Calendar Period Advance Rate Percentage for such Eligible Packaway

                         Halloween Inventory; or

               (B) the sum of:

                    (i) eighty-five (85%) percent of the Net Recovery Percentage with respect to Eligible Everyday Inventory multiplied by the Value of such Eligible Everyday Inventory;

                    (ii) eighty-five (85%) percent of the Net Recovery
                         Percentage with respect to Eligible Current Season Inventory multiplied by the Value of such Eligible Current Season Inventory; and

                    (iii) eighty (80%) percent of the Net Recovery Percentage
                         with respect to Eligible Out of Season Inventory multiplied by the Value of such Eligible Out of Season Inventory;

               minus
               -----

                    (ii) Availability Reserves.

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower reduce the lending formula with respect to Eligible Inventory to the extent that Lender determines that: (i) the number of days of the turnover of the Inventory, taken as a whole, for any period has increased in any material respect or (ii) the nature, quality or mix of the Inventory, taken as a whole, has deteriorated in any material respect. To the extent Lender shall have established an Availability Reserve which is sufficient to address any event, condition or matter in a manner satisfactory to Lender, Lender shall not exercise its rights under this Section 2.1(b) to reduce the lending formula(s) to address such event, condition or matter. The amount of any reduction in the lending formula by Lender pursuant to this Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such reduction. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

          (c) Notwithstanding anything to the contrary set forth herein, except in Lender's discretion, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of Loans and Letter of Credit Accommodations based on Eligible New Halloween Inventory and Eligible Packaway Halloween Inventory outstanding at any time shall not exceed $25,000,000, (iii) the aggregate amount of Loans and Letter of Credit Accommodations based on Eligible Out of Season Inventory outstanding at any time shall not exceed $4,000,000; provided, that, the Value of Eligible Out of Season Inventory does not exceed thirty (30%) percent of the Value of all Eligible Inventory and (iv) the aggregate outstanding amount of Loans and Letter of Credit Accommodations based on Eligible Inventory in respect of a specific holiday/event (exclusive of Halloween) within a category of Eligible Inventory shall not exceed $300,000 during the period commencing the day after the occurrence of such holiday/event through but excluding the date occurring the immediately succeeding calendar year on which Borrower would commence its purchases of Inventory in respect of such holiday/event consistent with current practices of Borrower in effect on the date hereof. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits set forth herein or the sublimit for Letter of Credit Accommodations set forth in Section
2.2 (d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2. Letter of Credit Accommodations.

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three (3%) percent per annum for the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, which is (A) Eligible Inventory other than Eligible Halloween Inventory, the sum of (1) fifty (50%) percent multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts that Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory, and (B) Eligible New Halloween Inventory due to arrive at one of Borrower's locations prior to October 15, the sum of (1) twenty-five (25%) percent multiplied by the Value of such Eligible New Halloween Inventory, plus (2) freight, taxes, duty and other amounts that Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for

Eligible Inventory; and (ii) if the proposed Letter of Credit Accommodation is for any other purpose an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodations, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

          (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. (i) Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

     2.3. Availability Reserves. Without limiting any other rights and remedies of Lender hereunder or under the other Financing Agreements, all Loans and Letter of Credit Accommodations otherwise available to Borrower shall be subject to the right of Lender to from time to time establish and revise in good faith reserves reducing the amount of Loans and Letter of Credit Accommodations that would otherwise be available to Borrower ("Availability Reserves"): (a) to reflect events, conditions or contingencies that, as determined by Lender in the exercise of its good faith judgment, adversely affect or have a reasonable likelihood of adversely affecting either (i) the Collateral or any other property which is security for the Obligations, its value or the amount which may be realized by Lender from the sale or other disposition thereof, or (ii) the assets or financial condition of Borrower, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (d) to reflect inventory shrinkage, or (e) to reflect the aggregate amount of deposits, if any, received by Borrower from its customers, or (f) to reflect amounts due or to become due in respect of sales, use and/or withholding taxes, or (g) to reflect amounts owing by Borrower to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements. To the extent Lender may revise the lending formula set forth in Section 2.1 hereof or establish new criteria or revise existing criteria for Eligible Inventory, so as to address any circumstance, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish an Availability Reserve for the same purpose. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in the exercise of its good faith judgment.

SECTION 3. INTEREST AND FEES
           -----------------

     3.1. Interest.

          (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as determined by Lender: (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or act, condition or event which with the notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (excluding of any loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2. Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $300,000 which shall be fully earned as of and payable on the date hereof.

     3.3. Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $3,000 for each month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof for the month in which the date of this Agreement occurs and on the first day of each month hereafter.

     3.4. Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which $32,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

     3.5. Changes in Laws and Increased Costs of Loans.

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans or by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender, acting in good faith, to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (excluding any loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (excluding any loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT
           --------------------

     4.1. Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor;

          (b) Lender shall have received, in form and substance satisfactory to Lender, evidence that (i) the Intercreditor Agreement dated July 1, 1999 by and among the Existing Lenders, the Investors and Zahn Associates, Inc., as the agent for the "Seasonal Trade Creditors" (as such quoted term is defined in such Intercreditor Agreement) has been terminated, (ii) all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Seasonal Trade Creditors of any lien, security interest or other interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by the agent for the Seasonal Trade Creditors (iii) or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and the Seasonal Trade Creditors have been paid in full in cash (or amounts, not to exceed $750,000 in the aggregate shall have been set aside or placed in escrow sufficient to so pay such Seasonal

Trade Creditors) all amounts owing to them under the "Seasonal Vendor Security Agreement" (as defined in such Intercreditor Agreement);

          (c) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (d) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor agreement by and among Investors, Franchise Noteholders and Lender, as acknowledged and agreed to by Borrower and Obligors, providing for, among other things, the relative rights and priorities with respect to the assets and properties of Borrower and Obligors as among Investors, Lender and Franchise Noteholders;

          (e) Lender shall have received, in form and substance satisfactory to Lender, (A) evidence that the Franchise Note Agreements have been duly executed and delivered by and to the appropriate parties thereto and that such Franchise Note Agreements provide for, among other things, (i) a committed term loan facility from Franchise Noteholders to Borrower in a principal amount of $7,000,000 or such greater amount as is necessary for Borrower to meet the Excess Availability requirement set forth in Section 4.1(n) hereof, and (ii) true and complete copies of all of the Franchise Note Agreements;

          (f) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor agreement by and among Investors, Franchise Noteholders and Lender, as acknowledged and agreed to by Borrower and Obligors, providing for, among other things, the relative rights and priorities with respect to the assets and properties of Borrower and Obligors as among Investors, Lender and Franchise Noteholders;

          (g) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (h) no material adverse change shall have occurred in the assets, business or financial condition of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor, in any material respect, to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (i) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

          (j) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (k) Borrower shall have established the Blocked Accounts and Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrower with respect to such Blocked Accounts as Lender may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

          (l) Lender shall have received evidence, in form and substance satisfactory to Lender, that all local banks used by Borrower for collections from retail store locations have been irrevocably authorized and directed in writing to remit such amounts to the Blocked Accounts;

          (m) Lender shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

          (n) (i) the Excess Availability as determined by Lender, as of the date hereof, shall not be less than $10,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder and (ii) the aggregate amount of all outstanding and unpaid current liabilities of Borrower (including without limitation, Old Payables) as determined by Lender, as of the date hereof, shall not exceed $45,000,000, after giving effect to receipt by Borrower of (A) the Loans to be made to Borrower on the date hereof and (B) the proceeds of the issuance of the E Notes, and the application of the foregoing amounts in accordance with the terms hereof and the Franchise Note Agreements;

          (o) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (p) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that the "Trade Notes" (as such term is defined in the Vendor Forbearance and

Standstill Agreement dated August 16, 1999 by and among Borrower and each of Borrower's vendors signatory thereto) have been paid in cash in full, (ii) Borrower's on-going plan for repayment of outstanding accounts payable owing to suppliers of inventory, trade goods and services, which plan is included in the Business Plan of Borrower dated as of January 12, 2000 provided to Lender prior to the date hereof, and copies of all agreements with trade creditors with respect to outstanding accounts payable, and (iii) fully executed payoff letters, in form and substance satisfactory to Lender, from holders of Trade Notes aggregating at least $3,250,000 in outstanding principal amount;

          (q) Lender shall have received true, correct and complete copies of the Franchise Note Agreements, in form and substance satisfactory to Lender, and all other agreements, documents and instruments executed by any Borrower or any Obligor with, to or in favor of Franchise Noteholders in connection therewith;

          (r) Lender shall have received true, correct and complete copies of the Investment Agreements, as amended through the date hereof, in form and substance satisfactory to Lender, and all other agreements, documents and instruments executed by any Borrower or any Obligor with, to or in favor of Investors in connection therewith,

          (s) Lender shall have received, in form and substance satisfactory to Lender, the opinion letter of counsel(s) to Borrower with respect to the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may request; and

          (t) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     4.2. Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. SECURITY INTEREST
           -----------------

     To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

     5.1. Receivables;

     5.2. all other present and future general intangibles (including Franchise Royalties and all Borrower's rights to royalty payments or any other rights pursuant to any Franchise Agreement or related agreement to the extent permitted to be assigned or pledged) Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

     5.3. all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor, secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     5.4. Inventory;

     5.5. Equipment;

     5.6. Real Property;

     5.7. Records; and

     5.8. all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     Notwithstanding the foregoing, the Collateral shall not include funds paid or held in trust or escrow as or into the "Ad Fund" (as defined in Exhibit 1.43 hereof). Borrower agrees that at no time will an amount in excess of $2,000,000 be held in the Ad Fund.

SECTION 6. COLLECTION AND ADMINISTRATION
           -----------------------------

     6.1. Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, all payments made by or on behalf of Borrower and all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2. Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

     6.3. Collection of Accounts.

          (a) Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, subject to
Section 9.16, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of Borrower or otherwise describes the nature of the use of such deposit account by Borrower.

               (i) Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrower on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3 (together with any other deposit accounts at any time established or used by Borrower for receiving such store receipts from any retail store location, collectively, the "Store Bank Accounts") or as otherwise provided in Section 6.3(a)(ii) below. Borrower shall, on each Business Day, authorize and direct, and shall use its best efforts to cause, all available funds deposited into the Store Bank Accounts to be sent by wire transfer or by transfer using the automated clearinghouse network ("ACH transfer") not less frequently than on each Business Day, and all other proceeds of Collateral (other than Franchise Royalties) to be sent by wire transfer or by ACH transfer, to the Blocked Account as provided in Section 6.3(a)(ii) below (except nominal amounts which are required to be maintained in such Store Bank Accounts under the terms of Borrower's arrangements with the bank at which such Store Bank Accounts are maintained as in effect on the date hereof, not to exceed $850,000 in the aggregate in all such deposit accounts at any time). Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store location of Borrower are at any time deposited as provided above to (a) honor all wire or ACH transfer requests, provided that any and all amounts released and/or transferred by such bank pursuant to such requests are sent to the Blocked Account and (b) follow any contrary instructions sent to such banks by Lender. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender. In the event any of such banks fails to send such funds to the Blocked Account as provided herein, Borrower shall pursue all of its rights and remedies, as requested by Lender, as a result of such failure. Notwithstanding the foregoing, for those Store Bank Accounts that transfer funds daily by ACH transfer initiated by Borrower's store management notifying a third party processor, Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, the third party processor that establishes the routing and executes the ACH transfer to send funds only to the Blocked Accounts and to agree to do so at any time upon Lender's request and Lender shall receive an agreement from such third party processor confirming its agreement to do so. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

               (ii) Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which Borrower shall promptly either cause all amounts on deposit in its Store Bank Accounts to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral (other than Franchise Royalties). The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all amounts deposited in such Blocked Accounts or in the Store Bank Accounts or other funds received and collected by Lender, whether as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute property of Lender to the extent of the then outstanding Obligations.

                  (b) For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Days following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

          (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender, provided, that, if at any time the Excess Availability shall be less than $1,000,000, Borrower shall promptly upon Lender's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall and such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4. Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; provided, that, all such payments shall be applied to Prime Rate Loans before being applied to Eurodollar Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5. Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     6.6. Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS
           ----------------------------------

     7.1. Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

          (a) on a weekly basis or more frequently as Lender may request, (i) perpetual inventory reports by Department and location, (ii) reports of sales of Inventory, indicating gross sales, returns, allowances and net sales, (iii) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes, if and to the extent Borrower includes such costs in the cost of such Inventory), and (iv) reports of outstanding documentary and stand-by letters of credit by category of Eligible Inventory by Department;

          (b) on a monthly basis or more frequently as Lender may request, agings of accounts payable (including without limitation, a status of payments to owners and lessors of all leased premises of Borrower, warehouses and Off-Site Storage Locations) together with a certification of the chief financial officer of Borrower that Borrower is current with respect to all such payments to owners and lessors of leased premises of Borrower, warehouses and Off-Site Storage Locations;

          (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower, (iv) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, and (v) reports by retail store location of sales and operating profits for each such retail store location;

          (d) as soon as available, but in any event not later than five (5) days after receipt by Borrower, the monthly statements received by Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements; and

          (e) such other reports as to the Collateral as Lender shall request from time to time.

     If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2. Accounts Covenants.

          (a) Borrower shall notify Lender promptly of: (i) any notice of a material default by Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to Borrower.

          (b) Lender may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Accounts due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

          (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Collateral, by mail, telephone, facsimile transmission or otherwise; provided, that, if no Event of Default has occurred and is continuing, Lender shall not contact any vendor of Borrower or any Franchisee without first notifying Borrower.

          (d) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

     7.3. Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) commencing March, 2000 and monthly thereafter, Borrower shall within twenty (20) days of the end of the previous month deliver to Lender cycle counts of its Inventory at not less than eight (8) Company Owned Stores selected by Lender each month (Lender shall notify Borrower of the stores at which such cycle counts are to be taken on or before the fifteenth (15th) day of the month prior to which cycle counts are to be taken), such counts to be conducted by RGIS Inventory Specialists, Inc. or such other inventory counting service as is acceptable to Lender, and at any time or times and at as many stores as Lender may request on or after the occurrence of an Event of Default; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Lender may request at Lender's expense, or at any time or times as Lender may request at Borrower's expense on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) upon Lender's request, Borrower shall, at its expense, conduct through an inventory counting service acceptable to Lender, a physical count of the Inventory in form, scope and methodology acceptable to Lender no more than once in any twelve
(12) month period, but at any time or times as Lender may request on or after an Event of Default or at any time or times as Lender may request in the event of test count variances in excess of the shrinkage reserve established by Borrower, the results of which shall be reported directly by such inventory counting service to Lender and Borrower shall promptly deliver confirmation in a form satisfactory to Lender that appropriate adjustments have been made to the inventory records of Borrower to reconcile the inventory count to Borrower's inventory records; (f) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except for the right of return given to retail customers of Borrower in the ordinary course of the business of Borrower in accordance with the then current return policy of Borrower; (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not acquire or accept any Inventory on consignment or approval, except to the extent such Inventory is reported to Lender in accordance with the terms hereof.

     7.4. Equipment Covenants. With respect to the Equipment and Real Property:
(a) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (d) Borrower shall not remove any Equipment from the locations set forth on permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Borrower assumes all responsibility and liability arising from the use of the Equipment.

     7.5. Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6. Right to Cure. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7. Access to Premises. From time to time as reasonably requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES
           ------------------------------

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

     8.1. Corporate Existence, Power and Authority; Subsidiaries. Borrower and each of its Subsidiaries is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within corporate powers of Borrower and each of its Subsidiaries, have been duly authorized and are not in contravention of law or the terms of Borrower's or any Obligor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries other than Party City Michigan.

     8.2. Financial Statements; No Material Adverse Change. All financial statements relating to Borrower and its Subsidiaries which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

     8.3. Chief Executive Office; Collateral Locations. (a) The chief executive office of Borrower and Borrower's Records concerning Accounts and Inventory are located only at the address set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

          (b) Each of the Franchise Locations is described on 1.43. Each of the Company-Owned Stores (and their locations) is described on the Information Certificate. The Off-Site Storage Locations are described on Schedule 1.68. There are no Borrower stores which are not described in the Information Certificate and neither Borrower nor any of its Subsidiaries conducts any retail businesses other than at such locations or the locations listed on Information Certificate.

          (c) All of Borrower's Inventory is kept at all times at either (i) the Company-Owned Stores or (ii) the Off-Site Storage Locations described on
Schedule 1.68. No Subsidiary of Borrower owns or has rights to any Inventory. No Inventory at any Company-Owned Store is subject to any consignment or conditional sale and is owned free and clear by Borrower and none of Borrower's Inventory is located at any Franchise Locations. Neither Borrower nor any of its Subsidiaries purchases or holds Inventory on behalf of any Franchisee.

     8.4. Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower and each of its Subsidiaries has good and marketable title to or valid leasehold interests in all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5. Tax Returns. Borrower and each of its Subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as set forth on Schedule 8.5 hereto). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower and each of its Subsidiaries, as the case may be has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or any of its Subsidiaries, as the case may be and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Borrower has collected and deposited in a separate bank account or remitted to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which Borrower owns any Inventory or owns or leases any other property.

     8.6. Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower or any of its Subsidiaries, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or any of its Subsidiaries or their respective assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower or any of its Subsidiaries would result in any material adverse change in the assets, business or financial condition of Borrower and its Subsidiaries, taken as a whole, or would impair the ability of Borrower or any of its Subsidiaries to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7. Compliance with Other Agreements and Applicable Laws.

          (a) Neither Borrower nor any of its Subsidiaries is in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect. Each of Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business (other than Environmental Laws which are specifically addressed in Section 8.8 hereof), including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

          (b) Borrower and each of its Subsidiaries has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business.
Schedule 8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued to or held by Borrower and its Subsidiaries as of the date hereof by any Federal, State or local governmental agency and any applications pending by Borrower with such federal, state or local governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower and each of its Subsidiaries to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of Borrower or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of Borrower or any of its Subsidiaries to perform its obligations under the Agreement or any of the other Financing Agreements or the rights and remedies of Lender under this Agreement or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     8.8. Environmental Compliance.

          (a) Except as set forth on Schedule 8.8 hereto, neither Borrower nor any of its Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any Permit issued to Borrower or any of its Subsidiaries thereunder where such violation would have a Material

Adverse Effect and the operations of Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and all Permits thereunder.

          (b) Except as set forth on Schedule 8.8 hereto, there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Borrower or any of its Subsidiaries which if adversely determined against Borrower or any of its Subsidiaries would result in a Material Adverse Effect, nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties of Borrower or any of its Subsidiaries, or to the best of Borrower's knowledge, releases, spills or discharges from any properties at which Borrower or any of its Subsidiaries has transported, stored or disposed of any Hazardous Materials which would result in a Material Adverse Effect.

          (c) Except as set forth in Schedule 8.8 hereto, neither Borrower nor any of its Subsidiaries has any material liability (contingent or otherwise) in connection with a release, spill or discharge, overtly threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Borrower and each of its Subsidiaries has all Permits required to be obtained or filed in connection with the operations of Borrower and each of its Subsidiaries under any Environmental Law and all of such Permits are valid and in full force and effect in each case where the failure to obtain, file or maintain such Permits would have a Material Adverse Effect.

     8.9. Credit Card Agreements. Set forth in Schedule 8.9 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other material agreements, documents and instruments existing as of the date hereof between or among Borrower, any of its affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrower has entered into one of the Credit Card Agreements set forth on
Schedule 8.9 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrower and to the best of Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrower to be entitled to receive all payments thereunder. Borrower has delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

     8.10. Employee Benefits.

          (a) Borrower nor any of its Subsidiaries has engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed the Code which would have a Material Adverse Effect.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made, or will be made with the periods prescribed by the Code and ERISA, of all amounts which Borrower or any of its ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan.

          (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA.

     8.11. Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.16 below.

     8.12. Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or financial condition of Borrower and its Subsidiaries, taken as a whole, which has not been fully and accurately disclosed to Lender in writing.

     8.13. Year 2000 Compliance. Borrower has taken all action which may be required so that its computer-based information systems, including, without limitation, all of its proprietary computer hardware and software and all computer hardware and software leased or licensed from third parties (and whether supplied by others or with which Borrower's systems interface) are able to operate effectively and correctly process data using dates on or after January 1, 2000. Compliance with the foregoing shall mean that the systems will operate and correctly process data without human intervention such that (a) there is correct century recognition, (b) calculations properly accommodate same century and multi-century formulas and date values, (c) all leap years shall be calculated corrected and (d) the information systems shall otherwise comply with applicable industry standards and regulatory guidelines regarding the change of the century and year 2000 compliance.

     8.14. Old Payables. The aggregate amount of all Old Payables outstanding and unpaid as of the date hereof is not greater than $18,500,000.

     8.15. Trade Notes. Schedule 8.15 lists all of the holders of Trade Notes (as such term is defined in the Vendor Forbearance Agreement). There are no holders of Trade Notes other than those listed on Schedule 8.15.

     8.16. Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS
           ----------------------------------

     9.1. Maintenance of Existence. Borrower shall and shall cause each of its Subsidiaries to at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall and shall cause each of its Subsidiaries to give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower or such Subsidiary, as the case may be, providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower or such Subsidiary as soon as it is available.

     9.2. New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower gives Lender thirty (30) days prior written notice of the intended opening of any such new location and executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

     9.3. Compliance with Laws, Regulations, Etc.

          (a) Borrower shall and shall cause its Subsidiaries to at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all material requirements, of any foreign, Federal, State or local governmental authority, including the Occupational Safety and Health Act of 1970, as amended, the Code, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all Environmental Laws.

          (b) At the reasonable request of Lender and in any event, to the extent required by applicable law, Borrower shall establish and maintain, at its expense, a system to assure and monitor its and each of its Subsidiaries continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Upon the reasonable request of Lender, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any non-compliance by Borrower or any of its Subsidiaries with any Environmental Law of which Borrower or any of its Subsidiaries becomes aware which non-compliance would have a Material Adverse Effect and shall regularly report to Lender on such response.

          (c) Borrower shall give prompt written notice to Lender upon Borrower's or any Subsidiary's receipt of any notice of, or Borrower's or any of its Subsidiaries otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of applicable Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or any of its Subsidiaries or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials other than in accordance with applicable Environmental Laws in all material respects or (D) any other environmental, health or safety matter, which in the case of (i) or (ii) would have a Material Adverse Effect.

          (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower or any of its Subsidiaries in order to avoid any material non-compliance, with any applicable Environmental Law, Borrower promptly shall and shall cause each of its Subsidiaries to, at Lender's reasonable request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such assessments or tests of the site where Borrower's or any of its Subsidiaries non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such assessments or tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

          (e) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material at the property of Borrower, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans, provided, however, that Borrower shall have no obligation under this Section 9.3 with respect to any and all losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or willful misconduct of Lender, its directors, officers, employees, agents, invitees, representatives, successors or assigns as determined pursuant to a final, non-appealable order of a court of competent jurisdiction or the taking of title of the property of Borrower by Lender, whether by foreclosure, deed in lieu of foreclosure, power of sale or otherwise. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.4. Payment of Taxes and Claims. Borrower shall and shall cause each of its Subsidiaries to duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5. Insurance. Borrower shall and shall cause its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower, any of its Subsidiaries or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6. Financial Statements and Other Information

          (a) Borrower shall and shall cause each of its Subsidiaries to keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within (A) forty-five (45) days after the end of each fiscal month that is also the end of a fiscal quarter and (B) thirty (30) days after the end of each other fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrower shall promptly notify Lender in writing of the details of
(i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Without limiting the rights of Lender under any other provision of this Agreement, as soon as available, but in any event not later than three (3) days after the end of each calendar month, Borrower shall deliver to Lender, in form and substance satisfactory to Lender, in each case certified by the chief financial officer of Borrower as true and correct: (i) a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month, subject to year-end or periodic adjustments, (ii) the addresses of all new retail store locations of Borrower opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Lender containing the information required under this clause, and (ii) a report of any new deposit account, investment account, security accounts or other accounts established or used by Borrower with any bank or other financial institution, including the Borrower in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report.

          (e) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower and its Subsidiaries, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and its Subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

     9.7. Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or indebtedness to any other Person or any of its assets to any other Person, except for: (i) sales of Inventory in the ordinary course of business,

               (ii) the disposition of worn-out or obsolete Equipment so long as such disposition shall not, in the good faith determination of Lender, have a material adverse effect on the condition (financial or otherwise), business, performance, operations or properties of Borrower; the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements,

               (iii) sales or other dispositions by Borrower of assets in connection with the closing or sale of a retail store location of Borrower in the ordinary course of Borrower's business which consist of leasehold interests in the premises of such store, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales, (A) on the date of, and after giving effect to, any such sale, in any calendar year, Borrower shall not have closed or sold retail store locations accounting for more than ten (10%) percent of all sales of Borrower in the immediately preceding twelve (12) month period, (B) Lender shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (E) any and all net proceeds payable or delivered to Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Lender in accordance with the terms of this Agreement either, at Lender's option, for application to the Obligations in accordance with the terms hereof (except to the extent such proceeds reflect payment in respect of indebtedness secured by a properly perfected first priority security interest in the assets sold, in which case, such proceeds shall be applied to such indebtedness secured thereby) or to be held by Lender as cash collateral for the Obligations on terms and conditions acceptable to Lender;

               (iv) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof, provided, that, (A) Borrower shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, unless otherwise permitted in Section
9.11 hereof, (B) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that limit the right of Borrower to request or receive Loans or Letter of Credit Accommodations or to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (C) as of the date of such issuance and sale and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

               (v) the issuance of Capital Stock of Borrower consisting of common stock pursuant to a stock option plan or 401(k) plan of Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall Borrower be required to issue, or shall Borrower issue, Capital Stock pursuant to such stock option plan or 401(k) plan which would result in an Event of Default;

               (vi) payments to the "ad fund" (as such term is defined in the Franchise Agreement) by Borrower on behalf of Company-Owned Stores, provided, that, on the date of any such payment each of the following conditions is satisfied in the determination of Lender: (A) as of the date of any such payment and after giving effect thereto, the daily Excess Availability of Borrower shall be not less than $1,000,000, and (B) as of the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred;

               (vii) any grant of a Franchise;

               (viii) transfers permitted under Section 9.11(a) hereof;

          (c) form or acquire any Subsidiaries other than those listed in the Information Certificate, or

          (d) wind up, liquidate or dissolve, or

          (e) agree to do any of the foregoing.

     9.8. Encumbrances. Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

          (a) the liens and security interests of Lender;

          (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business (including carriers', warehousemen's, materialmen's, landlord's and mechanics lien) to the extent: such liens secure indebtedness which is not overdue or such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

          (e) purchase money security interests in Equipment, exclusive of purchase money security interests in respect of Systems Expenditures described in Section 9.8(f) below (including capital leases), and purchase money mortgages on real estate not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the such Equipment or real estate so acquired, as the case may be;

          (f) purchase money security interests in Equipment, software, services and costs relating solely to Borrower's point of sale systems and information systems (collectively, the "Systems Expenditures") purchased after the date hereof (including capital leases) with prior approval of Borrower's board of directors, not to exceed $10,000,000 in the aggregate at any time outstanding so long as such security interests do not apply to any property of Borrower other than assets related to Systems Expenditures (the "Systems Assets") and the indebtedness secured thereby does not exceed the cost of such Systems Assets so acquired;

          (g) liens arising from operating leases and the precautionary UCC financing statements filed in respect thereof;

          (h) setoff or credit balances of Borrower with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrower to the Credit Card Issuers as a result of fees and chargebacks;

          (i) security interests and liens on the Collateral to secure the Indebtedness of Borrower to Investors permitted under Section 9.9(d) below; and

          (j) security interests and liens on the Collateral to secure the Indebtedness of Borrower to Franchise Noteholders permitted under Section 9.9(e) below; and

          (k) pledges and deposits of cash by Borrower after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower as of the date hereof;

          (l) pledges and deposits of cash by Borrower after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of

Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practice of Borrowers as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, not secured solely by the cash deposit, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender; and

          (m) the security interests and liens set forth on Schedule 8.4 hereto.

     9.9. Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or Indebtedness, except:

          (a) the Obligations;

          (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

          (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

          (d) the Indebtedness of Borrower to Investors arising in respect of the A Notes, B Notes, C Notes and D Notes pursuant to the Investment Agreements, provided, that:

               (i) the principal amount of such Indebtedness shall not exceed in the aggregate $30,000,000, less the aggregate amount of all mandatory repayments or repurchases of principal in respect thereof, plus interest thereon at the rate provided for in the Investment Agreements as in effect on the date hereof; provided, that, the foregoing limitation shall not preclude Borrower from complying with the terms of such Indebtedness that permits the addition of interest to the principal amount of such Indebtedness (e.g., "PIK" interest),

               (ii) such Indebtedness shall only be secured by a third priority security interest and lien in favor of Investors on the Collateral,

               (iii) Borrower may make regularly scheduled payments of interest in respect of such Indebtedness, provided, that, on the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

               (iv) Borrower may make regularly scheduled payments of principal in respect of such Indebtedness, provided, that, each of the following conditions is satisfied in the determination of Lender: (A) the Excess Availability on the date of any such payment and after giving effect thereto shall be not less than $10,000,000 and (B) as of the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

               (v) Borrower shall not, directly or indirectly, amend, modify, alter or change any terms of the Investment Agreements, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof or defer the timing of any payments in respect thereof, or (2) to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or (3) to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets and properties of Borrower, or to (4) make any provision of the Investment Agreements less burdensome or restrictive as to Borrower than that in effect with respect to such Indebtedness on the date hereof, or make any principal payments in respect of or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose other than those payments of principal permitted pursuant to Section 9.9(d)(iv) above, and

               (vi) Borrower shall furnish to Lender copies of all material notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, concurrently with the sending thereof, as the case may be,

          (e) the Indebtedness of Borrower to Franchise Noteholders arising in respect of the E Notes pursuant to the Franchise Note Agreements, provided, that:

               (i) the outstanding aggregate principal amount of such Indebtedness shall be at $7,000,000 or such greater amount as is necessary to satisfy the requirements of Section 4.1(n) hereof plus interest thereon at the rate provided for in the Franchise Note Agreements as in effect on the date hereof; provided, that, the foregoing limitation shall not preclude Borrower from complying with the terms of such Indebtedness that permits the addition of interest to the principal amount of such Indebtedness (e.g., "PIK" interest),

               (ii) such Indebtedness shall only be secured by a first priority security interest and lien in favor of Franchise Noteholders on the Franchise Royalties of Borrower and a second priority security interest and lien on all other Collateral,

               (iii) Borrower may make regularly scheduled payments of interest in respect of such Indebtedness, provided, that, on the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

               (iv) Borrower may make regularly scheduled payments of principal in respect of such Indebtedness due on January __, 2002, provided, that, each of the following conditions is satisfied in the determination of Lender: the Excess Availability on the date of any such payment and after giving effect thereto shall not be less than $20,000,000; and as of the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

               (v) Borrower shall not, directly or indirectly, amend, modify, alter or change any terms of the Franchise Note Agreements, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof or defer the timing of any payments in respect thereof, or (2) to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or (3) to reduce the interest rate or any fees in connection therewith, or to release any liens or security interests in any assets and properties of Borrower, or to (4) make any provision of the Franchise Note Agreements less burdensome or restrictive as to Borrower than that in effect with respect to such Indebtedness on the date hereof, or make any principal payments in respect of, redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments of interest permitted herein), or set aside or otherwise deposit or invest any sums for such purpose other than those payments of principal permitted pursuant to Section 9.9(e)(iv) above, and

               (vi) Borrower shall furnish to Lender copies of all material notices, demands or other materials concerning such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower, or on its behalf, concurrently with the sending thereof, as the case may be; and

          (f) Old Payables in accordance with Section 9.21 hereof.

     9.10. Loans, Investments, Guarantees, Etc. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business,

          (b) investments in cash or Cash Equivalents, provided, that, no Loans are then outstanding, and as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, except, that, even if Loans are outstanding Borrower may invest in cash or Cash Equivalents on an overnight basis for cash management purposes;

          (c) the existing loans, advances and guarantees by Borrower outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrower shall furnish to Lender all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (d) loans or advances by Borrower to any of its employees, after the date hereof, or guaranties made by any Borrower of indebtedness or obligations of any of its employees not to exceed the principal amount of $500,000 in the aggregate at any time outstanding in the ordinary course of Borrower's business for reasonable and necessary work-related travel, moving, entertainment and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower, provided, that, as of the date of any such loan or guarantee thereof by Borrower and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

          (e) the guarantees by Party City Michigan of (i) the Obligations of Borrower in favor of Lender and (ii) the Indebtedness of Borrower in favor of the Franchise Noteholders and the Investors;

          (f) the existing equity investments of Borrower as of the date hereof in its Subsidiaries listed in the Information Certificate, provided, that, Borrower shall not have any obligation to make any other investment in or loans to, or other payments in respect of, any such Subsidiaries, except that the foregoing shall not be construed to prohibit loans and investments otherwise permitted in this Agreement;

          (g) investments consisting of the extension of trade credit by Borrower in the ordinary course of business not involving (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with the normal sales of goods and services;

          (h) purchases of Capital Stock permitted under Section 9.11(b) hereof.

     9.11. Dividends and Redemptions. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower or any Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except, that, (a) any Subsidiary of Borrower may pay dividends to Borrower, and (b) Borrower may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or any Obligor is a party or by which Borrower or any Obligor or its respective properties are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000.

     9.12. Transactions with Affiliates. Borrower shall not directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person except as permitted pursuant to Section 9.11(b) hereof, or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness, in each case, owing to any officer, employee, shareholder, director or other person affiliated with Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

     9.13. Credit Card Agreements. Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) Borrower delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

     9.14. Adjusted Net Worth. Borrower shall, at all times that Excess Availability is less than $10,000,000, maintain Adjusted Net Worth of not less than $8,500,000, for the period commencing the date hereof through and including October 31, 2000, and of not less than $18,500,000, for the period commencing November 1, 2000 and at all times thereafter.

     9.15. Compliance with ERISA.

          (a) Borrower shall not with respect to any "employee benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan, except where in each of the foregoing cases, such actions would not have a Material Adverse Effect.

          (b) As used in this Section 9.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

     9.16. Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except: as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     9.17. Year 2000 Compliance. Borrower shall take all action which may be required so that the computer-based information systems of Borrower are and shall be, and with ordinary course upgrading and maintenance, will continue to be sufficient to permit Borrower to conduct its business without any adverse effect as a result of the year 2000.

     9.18. Changes in Business. Borrower and its Subsidiaries shall not engage in any business other than the businesses of Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complementary to the businesses in which Borrower and its Subsidiaries are engaged on the date hereof.

     9.19. Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.20. Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

     9.21. Old Payables. Borrower shall have paid (or shall have reconciled or settled the balance with any vendor and paid such agreed upon amount or shall have made a final determination that such Old Payables are not obligations of Borrower) such an amount of Old Payables such that the aggregate outstanding amount of Old Payables is not in excess of $5,000,000 on April 30, 2000 and, the remaining aggregate outstanding amount of the Old Payables shall have been reduced to zero by no later than October 15, 2000 and Borrower shall provide evidence, in form and substance satisfactory to Lender, of each of such payments, reconcilements and settlements to Lender by the applicable date.

     9.22. Minimum EBITDA. At all times that Excess Availability is less than $10,000,000, the EBITDA of Borrower for the immediately preceding four consecutive fiscal quarters of Borrower, as of any date of determination, shall be not less than $16,500,000.

     9.23. Departments. The Departments set forth in Schedule 1.21 are all of the departments utilized by Borrower on the date hereof and Schedule 1.21 correctly identifies each category of Eligible Inventory with respect thereto. Borrower shall not revise or make any changes, or additions to or reassign any Departments to any category of Eligible Inventory other than that identified on
Schedule 1.21 without prior written notification to Lender.

     9.24. Vendors. Lender shall have received confirmation no later than ten
(10) days after the date hereof that all holders of Trade Notes (as such term is defined in the Vendor Forbearance Agreement) have been paid the Indebtedness evidenced by such Trade Notes.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

     10.1. Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) Borrower fails to pay any of the Obligations within three (3) Business Days after the same becomes due and payable or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.15, 9.16, 9.17, 9.19 and 9.24 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

          (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate (in each case, other than judgments fully covered by insurance (subject to standard deductible provisions of such policies) where the insurer has admitted in writing that it is responsible to pay all amounts in connection with such judgment or defend any action resulting in such judgment and make payment to Borrower or any Obligor if Borrower or such Obligor is required to make any payment in respect of such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

          (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors other than the Investors and Franchise Noteholders;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

          (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender (including, without limitation, the Franchise Note Agreements and the Investment Agreements), or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract (including, without limitation, any of the Credit Card Agreements), lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto or any Credit Card Issuer or Credit Card Processor withholds payment of any material amounts otherwise payable to Borrower to fund a reserve account or otherwise hold as collateral, or shall require Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Credit Card Issuer or Credit Card Processor shall debit or deduct any material amounts from any deposit account of Borrower;

          (j) any Credit Card Issuer or Credit Card Processor shall send notice to Borrower that it is ceasing to make or suspending payments to Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or shall send notice to Borrower that it is terminating its arrangements with Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within thirty (30) days after the date of any such notice;

          (k) any Change of Control;

          (l) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower or such Obligor;

          (m) (i) any "Event of Default" shall have occurred under the Vendor Forbearance Agreement, or (ii) the termination of the Vendor Forbearance Agreement;

          (n) there shall be a material adverse change in the business, assets or financial condition of Borrower and its Subsidiaries, taken as a whole; or

          (o) there shall be an event of default under any of the other Financing Agreements.

     10.2. Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property now owned or hereafter acquired by Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided, that, Lender shall not exercise any of its rights under such license until such time as an Event of Default has occurred and is continuing.

          (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit

Accommodations available to Borrower and/or terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING
            --------------------------------------------------------

     11.1. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

          (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

          (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE

DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2. Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3. Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4. Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5. Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, except for such losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or wilful misconduct of Lender, its directors, agents, employees or counsel as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS
            --------------------------------

     12.1. Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof, Lender or Borrower (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Upon the receipt by Lender of (i) payment in full in cash or other immediately available funds of all of the Obligations (which are not contingent) and cash collateral in such amounts and on such terms as Lender shall deem reasonably acceptable to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment, and (ii) Borrower's request, at the expense of Borrower, except as otherwise required by applicable law, Lender shall execute and deliver to Borrower UCC-3 termination statements and such other release documents with respect to the Collateral as may be reasonably requested by Borrower, in form and substance satisfactory to Lender, to effectuate the termination of the security interests granted by Borrower and Obligors to Lender herein and in the other Financing Agreements.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of one (1%) of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.3. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.4. Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.5. Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                  BORROWER
------                                  --------

CONGRESS FINANCIAL CORPORATION          PARTY CITY CORPORATION


By: /s/ Robert Strack                   By: /s/ Thomas E. Larson
    ------------------------------          ------------------------------
Title: First Vice President             Title: CFO

Address                                 Chief Executive Office
-------                                 ----------------------
1133 Avenue of the Americas             400 Commons Way
New York, New York 10036                Rockaway, New Jersey 07866